                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                            Crane Co.
________________________________________________________________
      Exact Name of registrant as specified in its charter
Delaware                           13-1952290
________________________________________________________________
State or other jurisdiction of          I.R.S. Employer
incorporation or organization           Identification No.

          100 First Stamford Place, Stamford, CT  06902
       Address of Principal Executive Offices  (zip code)

      CRANE CO. NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                      Full title of the plan

                    Paul R. Hundt, Secretary
    Crane Co., 100 First Stamford Place, Stamford, CT.  06902
              Name and address of agent for service

                          203-363-7300
              Telephone number of agent for service

                            COPY TO:
         Thomas J. Ungerland, Esq., Assistant Secretary
    Crane Co., 100 First Stamford Place, Stamford, CT  06902

                 CALCULATION OF REGISTRATION FEE
_____________________________________________________________
Title of      Amount to   Proposed   Proposed     Amount of
Securities    be          maximum    maximum      registration
to be         registered  offering   aggregate    fee
registered                price per  offering
                          share
_____________________________________________________________
Common Share  43,920      $34.8125   $1,528,965   $527.23
$1.00         (1)         (2)                     (2)
par value
per share
_____________________________________________________________

(1) Such additional indeterminable amount of Common Shares is hereby registered as may be required by reason of the antidilution provisions of the Stock Option Plan.

(2) Pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 (the "Rules"), the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-Consolidated Trading on May 18, 1995.

Item 3

Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference the following documents heretofore filed with the Securities and Exchange Commission:

     (i) The Registrant's 1994 Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934; the description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-B filed under Section 12 of the Exchange Act, the Registration Statement on Form 8-A filed on July 1, 1988 with respect to the Preferred Share Purchase Rights effective on July 11, 1988 and the Registrant's report on Form 10-Q for the quarter ended March 31, 1995, filed on May 11, 1995.

     (ii) All documents subsequently filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement indicating that all of the shares of Common Stock being offered have been sold or deregistering all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Legal Opinion.

     Legal matters in connection with Common Shares which may be acquired under the plans by participants have been passed upon for the Registrant by Paul R. Hundt, Esq., 100 First Stamford Place, Stamford, CT 06902. Mr. Hundt serves as Vice President-Secretary and General Counsel of Registrant. His consent is included in the Opinion to be filed as Exhibit 5 to this Registration Statement.

Experts.

     The consolidated financial statements and the related supplemental schedule which have been incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference. Such financial statements and schedule have been incorporated in reliance upon such reports and upon the authority of said firm given upon their authority as experts in accounting and auditing.

Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Act permits the Registrant to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if [as to any officer, director or employee] he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interest of the corporation, and with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful", provided that with respect to actions by, or in the right of the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Individuals who are successful in the defense of such action are entitled to the indemnification against expenses reasonably incurred in connection therewith.

      The Bylaws of the Registrant require the Registrant to indemnify directors and officers against liabilities which they may incur under the circumstances set forth in the preceding paragraph. The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The Articles of Incorporation of the Registrant relieve directors of the Registrant of liability for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the declaration of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit or otherwise to the full extent permitted by Delaware law.

     The Registrant has also entered into indemnification agreements of similar import with directors and certain officers. The text of the indemnity agreements was contained in the Registrant's Proxy Statement issued in connection with its April 27, 1987 Annual Meeting was approved by the shareholders at that meeting and is hereby incorporated by reference herein.

Item 21.  Undertakings.

     (a)  The undersigned  Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement;

                    Provided, however,  that paragraph (a)
                    (1)(i) and (a) (ii) do not apply if the
                    information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibits



4.   (a)  The Crane Co. Non-Employee Director Restricted
          Stock Plan.

     (b)  The Form of Agreement under the Crane Co.
          Non-Employee Director Restricted Stock Plan.

5.   Opinion and Consent of Paul R. Hundt, Esq., General
     Counsel & Secretary of the registrant.

23.  Consent of Deloitte & Touche LLP.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Stamford, State of Connecticut on the 19th day of May, 1995.


                         CRANE CO.



                         BY /S/R. S. Evans
                            R. S. Evans
                            Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Hundt and Thomas J. Ungerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                        DATE

/S/R. S. Evans     Chairman of the Board
R. S. Evans        Principal Executive
                   Officer and Director             May 19, 1995

/S/D. S. Smith       Vice President
D. S. Smith          Principal Financial
                     Officer                        May 19, 1995




/S/M. L. Raithel     Controller Principal
M. L. Raithel        Accounting Officer             May 19, 1995


/S/M. Anathan,III    Director                       May  8, 1995
M. Anathan, III

                     Director                       May   , 1995
E. T. Bigelow, Jr.

/S/R. S. Forte'      Director                       May  8, 1995
R. S. Forte'

/S/D. R. Gardner     Director                       May  8, 1995
D. R. Gardner

/S/J. Gaulin         Director                       May  8, 1995
J. Gaulin

/S/D. C. Minton      Director                       May  8, 1995
D. C. Minton

/S/C. J. Queenan,Jr. Director                       May  8, 1995
C. J. Queenan, Jr.

/S/B. Yavitz         Director                       May  8, 1995
B. Yavitz

Exhibit 4(a)

                             CRANE CO.
                       NON-EMPLOYEE DIRECTOR
                       RESTRICTED STOCK PLAN
                (As Amended through May 10, 1993)

     l. Purpose: The purposes of the 1988 Non-Employee Director Restricted Stock Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Crane Co. (the "Company") to provide directors through the payment of a portion of directors fees in shares of the Company Common stock, $1.00 par value ("Common Stock"), with the opportunity to increase their proprietary interest in the Company and thereby to increase their personal interest in the Company's continued success.

     2. Administration: Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon a committee of at least three persons (all of whom shall be persons not eligible to participate in the Plan) having full authority to act (the "Committee"). The members of the Committee shall be the Chairman of the Board (provided that he is not eligible to be a participant under the Plan), the Vice President Finance of the Company, and at least one additional disinterested person to be elected by the Chairman. The Committee shall record its proceedings under the Plan.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the committee in good faith shall be final and binding upon all employees who have received awards, the Company and other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     3. Eligibility: All directors of the Company who are not full-time employees of the Company shall be participants in the Plan.

     4. Awards: Directors shall be entitled to an annual director's fee which is not dependent upon attendance at meetings (the "Base Fee"). The Base Fee shall be payable in stock and cash as provided hereunder. The stock portion of the Base Fee shall be determined pursuant to this Section 4. At the Company's Annual Meeting each calendar year, each eligible director shall be awarded the number of full shares of Common stock of the Company (rounded to the nearest ten shares) determined by dividing (i) the dollar amount equal to the excess of (a) the Base Fee then in effect over (b) $15,000 by (ii) by the average of the high and low prices of a share of Common Stock on the New York Stock Exchange-Consolidated Trading on the day preceding the award date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made (the "Fair Market Value"). Each such award shall be evidenced by a written agreement, executed by the director and the Company, containing such restrictions, terms and conditions as the Committee may require.

     A director who becomes a member of the Board of Directors after the Annual Meeting in any year shall be awarded a prorated number of full shares of Common Stock based on an allocation of such director's annual fee based on the number of full months of service for that year. The price of Common Stock to be used in determining the number of shares of Common Stock to which such director shall be entitled for such year shall be the Fair Market Value of a share of Common Stock, on the day next preceding the date of the director's election to the Board.

     5.  Vesting:

          (a) An award of Common Stock is forfeitable if the director ceases to remain a member of the Board of Directors until the Annual Meeting of the year following the year of the award, except in the case of death or disability (as determined by the Committee), which disability renders the director unable to continue to serve the Company or upon a change of control of the Company as set forth in Paragraph 5(b) hereof. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability. Shares which are forfeited may be regranted.

          (b) Notwithstanding anything else herein, all restrictions on any Common Stock that may have been awarded to a director hereunder shall lapse in the event of a "change in control." For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule l3D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule l3d-3 under the Securities Exchange Act of l934 ("Exchange Act") of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule l3d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or (vi) the date upon which individuals who constitute the Board of Directors of the Company (the "Board") as of April 25, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule l4a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purpose of this Agreement, considered as though such person were a member of the Incumbent Board.

     6.   Terms and Conditions:  The difference between the Base
Fee and the portion of such Base Fee awarded under the Plan in Common Stock (valued at Fair Market Value) shall be paid to directors in cash on a monthly basis.

     Until such time as the risk of forfeiture lapses or, the shares awarded are forfeited, a director has the right to vote and to receive dividends on and other distributions with respect to the shares awarded.

     At such time as the risk of forfeiture lapses, a director's Common Stock will have all the rights of any other Common stock. No payment will be required from the director upon the issuance or delivery of any restricted stock, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such stock provided that anything contained herein to the contrary notwithstanding, the Committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

     No shares may be sold or transferred (including, without limitation, transfer by gift or donation) during the period ending on the fifth anniversary of the date of the award or the departure or resignation of the director from the Board whichever is earlier; except with regard to shares which vest as a result of death or disability (sales, assignments, or transfer of which will not be permissible in the absence of an effective registration statement covering such shares or an opinion of counsel for the Company, that such registration is not required by reason of an exemption from the Securities Act of 1933) or upon a change of control of the Company (as defined in Section 5(b) hereof), at which time all restrictions on transfer shall lapse.

     Up to 50,000 common shares of the Company may be issued pursuant to this Plan provided, however, effective May 10, 1993 the maximum number of shares which may be awarded under the Plan shall be increased so that the number of shares available for grant under the Plan on and after that date shall be 50,000 shares. Shares of Common Stock issued pursuant to the Plan may be drawn from authorized but unissued shares or from treasury, as determined by the Committee. Such shares will not be registered under the Securities Act of 1933, as amended (the "Act") and will be "restricted securities" as defined in the Act or rules promulgated thereunder. Such shares may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares, or an opinion of counsel for the Company that such registration is not required by reason of an exemption available under the Act. Certificates for shares issued under the Plan shall bear an appropriate legend reflecting such restrictions.

     Prior to termination of the restriction on sale and transfer provided herein, the certificates for the shares awarded pursuant to the Plan will be held by the Company's Treasurer in custody for the Director.

     The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization.

     7. Amendment or Discontinuance: The Board of Directors of the Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, (i) that no change may be made in Awards theretofore granted under the Plan which would impair participants' rights without their consent, and (ii) that no amendment to the Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) materially increase the number of shares reserved for issuance hereunder or benefits accruing to participants under the Plan; (b) materially change the requirements for eligibility under Section 3 hereof, (c) materially modify the method for determining the number of shares awarded under Section 4 hereof; except that any such increase or modification that results from adjustments authorized by the last paragraph of Section 6 shall not require such approval.

     8. Effective Date and Term of Plan: The Plan shall become effective as of April 25, 1988 and shall remain in effect until May 30, 1998. Awards granted prior to such termination, shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

     9. Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware pertaining to contracts made and to be performed wholly within such jurisdiction.

Exhibit 5
                    RESTRICTED STOCK AGREEMENT
                  UNDER THE NON-EMPLOYEE DIRECTOR
              RESTRICTED STOCK PLAN BETWEEN CRANE CO.
                                AND
                             1~

                           DATED AS OF

         WHEREAS, the Shareholders of Crane Co., a Delaware corporation (the "Company"), approved the Non-Employee Director Restricted Stock Plan of Crane Co. (the "Plan") on April 25, 1988 and extended on May 10, 1993 and the annual retainer of the Directors of the Company was thereafter set at $25,000 on May 6, 1991 so that, as contemplated, the Directors have become entitled to receive awards of restricted stock under the Plan.

         NOW, THEREFORE BE IT RESOLVED, as a condition to this award as of the Annual Meeting of Shareholders of the Company on
            and as required by Section 4 of the Plan, the Company and 2~ (the "Director"), hereby enter into this Restricted Stock Agreement and agree to the terms and conditions as hereinafter set forth:


l.  AWARD OF SHARES.

    Pursuant to the provisions of the Plan and this Agreement, the
    Company awards       Shares (the "Restricted Stock") of Crane
    Co. Common Stock, par value $1.00 (the "Common Stock") to the
    Director.

2.  VESTING.

    (a) The award of Restricted Stock is forfeitable if the Director ceases to remain a member of the Board of Directors until the Annual Meeting of the year following the year of the award, except in the case of death or disability, which disability renders the Director unable to continue to serve the Company or upon a Change-in-Control as defined in Paragraph 5(b) of the Plan. In the event of death or disability, an allocated portion of the award for the year of death or disability, based on the number of full months of service, shall become non-forfeitable and distributable as of the date of such death or disability.

    (b) Notwithstanding anything else herein, all Restrictions on the Restricted Stock shall lapse in the event of a "Change-in-Control" as defined in Paragraph 5(b) of the Plan.

3.  RESTRICTIONS.

    No Restricted Stock may be sold or transferred (including, without limitation, transfer by gift or donation) during the period ending on the fifth anniversary of the date of the award, or on the departure or resignation of the Director from the Board, whichever is earlier (the "Restrictions"), except with regard to Restricted Stock which vests as a result of death or disability or upon a Change-in-Control as defined in
    Section 5(b) of the Plan, at which time all Restrictions shall lapse. Until such time as the risk of forfeiture lapses or the Restricted Stock is forfeited, the Director shall have the right to vote and to receive dividends on and other distributions with respect to the Restricted Stock and at such time as the risk of forfeiture lapses, the Director's Restricted Stock will have all the rights of any other Common Stock.

4.  STOCK CERTIFICATES.

    (a) The Restricted Stock may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares, or an opinion of counsel for the Company that such registration is not required by reason of an exemption available under the Act. Certificates for shares issued under this Agreement shall bear the following legend:

         "The shares represented by this certificate have been issued under, and are subject to certain terms and conditions(including those relating to forfeiture and restrictions on sale or transfer) contained in the Non-Employee Director Restricted Stock Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. (Copies of the Plan and Agreement are on file in the offices of Crane Co., One Hundred First Stamford Place, Stamford, Connecticut 06902.)"

    (b) All certificates for Restricted Stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (c) Prior to termination of the Restrictions, the certificates for the shares awarded pursuant to the Plan will be held by the Company's Treasurer in custody for the Director.

5.  COVENANTS.

         (a) The Director agrees to be bound by all terms and provisions of the Plan, receipt of a copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

         (b) The Director agrees to provide the Company, when and if requested, with any information or documentation which the Company believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Shares are then listed, or of any applicable federal, state or other law.

         (c) The Director agrees, upon due notice and demand, to promptly pay to the Company the cash amount of any taxes which are required to be withheld by the Corporation either at the time of lapse of the Restrictions or at the time of award (where the Director duly elects to be taxed at such earlier time); provided that, anything contained herein to the contrary notwithstanding, the Committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

6.  ADMINISTRATION AND INTERPRETATION OF PLAN AND AGREEMENT.

    In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

    The Committee which has been appointed by the Board of Directors as required by the Plan (the "Committee") shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, (including, but not limited to, determinations of disability under Section 2(a) hereof) and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Director.

    This Restricted Stock Agreement is issued pursuant to, and shall be governed by, the laws of the State of Delaware.
    There have been no representations other than those contained herein.

7.  AMENDMENT OR DISCONTINUANCE.

    The Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, that no change may be made in Awards theretofore granted under the Plan which would impair a Director's rights without his consent.

                                   CRANE CO.



                                   By:
Signed this      day of
              , 19


                                   3~
Signed this      day of
             , 19

Crane Co.
100 First Stamford Place
Stamford, CT 06902

                                   May 18, 1995


Gentlemen:

    Reference is made to the Registration Statement on Form S-8, to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 43,920 common shares of the Registrant to be issued under the Crane Co. Non-Employee Director Restricted Stock Plan (the "Plan").

    In connection with the said filing, the undersigned has examined copies of the following:

         1. The Certificate of Incorporation of the Registrant and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

         2.  The Bylaws of the Registrant.

         3. The Minutes of meetings of the Board of Directors and of the Shareholders of the Registrant adopting and ratifying the Plan, and amendments thereto.

         4.  The Non-Employee Director Restricted Stock Plan.

         5. The Registration Statement to which this Document is an exhibit.

    Based on the foregoing documents and upon examination of such other records, documents and matters of law as deemed necessary, the undersigned is of the opinion that:

         1. The Registrant is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The 43,920 Common Shares of the Registrant authorized for issuance under the Plan have been duly authorized for issuance by the Registrant in accordance with the terms and conditions of the Plan, and such Shares when so issued will be validly issued, fully paid, non-assessable and, subject to the provisions of the Plan and the Restricted Stock Agreements with respect to the lapse of restrictions thereon, will be freely transferrable.

         3. In giving the opinion set forth above, it has been assumed that the certificates for shares when issued will have been duly executed on behalf of the Registrant and will have been countersigned by the transfer agent and registered by the Registrar prior to their issuance.

    The undersigned beneficially owns 152,315 shares of the registrant's common stock and holds options for 111,090 shares under the Plan. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name therein under the caption "Legal Opinion" and in any prospectus materials to be used in connection therewith.

                                   Very truly yours,


                                   /S/ Paul R. Hundt
                                   Paul R. Hundt
                                   Vice President, General
                                   Counsel & Secretary

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our reports dated
January 23, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/S/Deloitte & Touche LLP
Stamford, Connecticut
May 19, 1995